Exhibit 10.23

KOSMOS ENERGY LTD.

LONG TERM INCENTIVE PLAN

Non-Qualified Stock Option Award Agreement

You have been granted an option (the “Option”) to purchase Shares on the following terms and subject to the provisions of Attachment A and the Kosmos Energy Ltd. Long Term Incentive Plan (the “Plan”).  Unless defined in this Award Agreement (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan.  In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	[Full name]

Number of Shares Underlying the Option	[•] Shares

Exercise Price per Share	$[Fair Market Value of Share on Grant Date]

Grant Date	[•]

Expiration Date	[7th anniversary of Grant Date]

Vesting

Subject to Section 2 of Attachment A, one-fourth of the Option shall vest on each of the first four anniversaries of the Grant Date if the Participant does not experience a Termination of Service at any time prior to the applicable vesting date. Further, subject to Section 2 of Attachment A, if a Change in Control occurs and the Participant does not experience a Termination of Service from the Grant Date to the first anniversary of the date of such Change in Control, then the portion of this Option that has not vested pursuant to the preceding sentence shall fully vest on the first anniversary of the date of such Change in Control.

Attachment A

Non-Qualified Stock Option Award Agreement

Terms and Conditions

Grant to:  [               ]

Section 1.  Grant of Option.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants the Option to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A.  The Option is intended to be a Non-Qualified Stock Option, and is not intended to be an Incentive Stock Option.  The Option is granted under the Plan, which is incorporated herein by reference and made a part of this Agreement.

Section 2.  Vesting of Option upon Termination of Service.

(a)           [For executives at the level of SVP or above on the Grant Date:] Death, Disability, without Cause or for Good Reason.  In the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, by the Company or any Affiliate without Cause or by the Participant for Good Reason, any unvested portion of the Option shall fully vest as of the date of such termination, and the Option shall remain exercisable until the earlier of (x) one year following such termination and (y) the Expiration Date.

(a)           [For other employees:] Death or Disability; without Cause or for Good Reason within One Year After a Change in Control.  In the event of the Participant’s Termination of Service (x) at any time due to the Participant’s death or Disability or (y) on the date upon which a Change in Control occurs or within one year thereafter by the Company or any Affiliate without Cause or by the Participant for Good Reason, then, in any such case, any unvested portion of the Option shall fully vest as of the date of such termination, and the Option shall remain exercisable until the earlier of (A) one year following such termination and (B) the Expiration Date.

(b)           For Cause.  In the event of the Participant’s Termination of Service for Cause, the entire unexercised portion of the Option, whether vested or unvested, shall be forfeited as of the date of such termination without any payment to the Participant.

(c)           For Any Other Reason.  In the event of the Participant’s Termination of Service at any time under circumstances not described in Sections 2(a) or 2(b), any unvested portion of the Option shall be forfeited as of the date of such termination without any payment to the Participant, and any vested portion of the Option shall remain exercisable until the earlier of (x) 30 days following such termination and (y) the Expiration Date.

Section 3.  Exercise of Option.

(a)        Right to Exercise.  The vested portion of the Option shall be exercisable on or prior to the Expiration Date in accordance with the applicable provisions of this Agreement and the Plan.

(b)        Method of Exercise.

(i)    The Participant (or his or her representative, devisee or heir, as applicable) may exercise any portion of the Option that has become exercisable as to all or any of the Shares then available for purchase by delivering to the Company written notice specifying the number of whole Shares to be purchased, together with payment in full of the Payment Amount (as defined in Section 3(c)).

(ii)   No Shares shall be issued pursuant to the exercise of the Option unless such issuance and such exercise comply with all applicable laws and regulations.  Assuming such compliance, for income tax purposes such Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

(c)        Method of Payment.  Payment of the aggregate Exercise Price and any required tax withholding (the “Payment Amount”) shall be made by any of the following, or a combination thereof, at the election of the Participant:

(i)    cash or check; or

(ii)   if permitted by the Committee, in its sole discretion, pursuant to such procedures as the Committee may require, by the Participant’s (x) transferring to the Company, effective as of the exercise date, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of the exercise date equal to the Payment Amount, (y) electing to have the Company retain a portion of the Shares purchased upon exercise of the Option having an aggregate Fair Market Value as of the exercise date equal to the Payment Amount or (z) delivering irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the Payment Amount; or

(iii)  by any other method acceptable to the Committee.

(d)        Transferability.  The Option may not be assigned, sold, transferred or otherwise be subject to alienation by the Participant other than by will; provided that the designation of a beneficiary shall not constitute an assignment, sale, transfer or alienation.

Section 4.  Miscellaneous Provisions.

(a)        Notices.  All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Kosmos Energy Ltd.

c/o Kosmos Energy, LLC

8176 Park Lane, Suite 500

Dallas, Texas 75231

Attention: [•]

Facsimile: [•]

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b)        Entire Agreement.  This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)        Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d)        Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(e)        Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f)         Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)        Participant Undertaking.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Option pursuant to the provisions of this Agreement.

(h)        Plan.  The Participant acknowledges and understands that material definitions and provisions concerning the Option and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of the Plan.

(i)         Dispute Resolution.  If any dispute arising out of or relating to this Agreement or the Plan, or the breach thereof, cannot be settled through negotiation, the parties agree first to try in good faith to settle such dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules.  If the parties fail to settle such dispute within 30 days after the commencement of such mediation, such dispute shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the arbitral award rendered may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

KOSMOS ENERGY LTD.

By:
Name:
Title:

[Participant]